Exhibit 5.1
October 2, 2007
Orion Marine Group, Inc.
12550 Fuqua
Houston, Texas 77034
Ladies and Gentlemen:
     We acted as counsel to Orion Marine Group, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933 (the “Securities Act”), with the Securities and Exchange Commission. The Registration Statement relates to the resale of 20,949,196 shares of the Company’s common stock, $0.01 par value (the “Secondary Common Stock”), by the persons and/or entities named as Selling Stockholders in the Registration Statement.
     Before rendering this opinion, we have examined such certificates, instruments and documents, reviewed such questions of law and made such other investigations as we considered necessary or appropriate for the purposes of this opinion.
     In making our examination, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete and that all documents submitted as certified or photostatic copies conform to the originals thereof.
     Based upon the foregoing and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that the shares of Secondary Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.
     This opinion is limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America. We express no opinion as to, and for the purposes of the opinion set forth herein we have conducted no investigation of, any other laws.

Vinson & Elkins LLP Attorneys at Law	2801 Via Fortuna, Suite 100
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Orion Marine Group, Inc. October 2, 2007 Page 2
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of the rules and regulations of the Commission issued hereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.